Exhibit 99.1

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Media: Lisa Martin-Walsh (713) 309-4890

Investors: Doug Pike (713) 309-7141

Lyondell Debt Repayment Program Reaches $2.55 Billion with Completion of $430 Million Call

HOUSTON (Dec. 15, 2006) -- Lyondell Chemical Company (NYSE: LYO) announced today that it has completed the call of $430 million principal amount of its 9.5 percent Senior Secured Notes due 2008. Lyondell has now repaid $2.55 billion of debt since beginning its debt repayment program in September 2004.

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Lyondell Chemical Company, headquartered in Houston, Texas, is North America's third-largest independent, publicly traded chemical company. Lyondell is a major global manufacturer of basic chemicals and derivatives including ethylene, propylene, titanium dioxide, styrene, polyethylene, propylene oxide and acetyls. It also is a refiner of heavy, high-sulfur crude oil and a significant producer of gasoline-blending components. Lyondell is a global company operating on five continents and employs approximately 11,000 people worldwide.

SOURCE: Lyondell Chemical Company